UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                        February 19, 2002

                         ---------------

                     JAMES BARCLAY ALAN, INC.
      (Exact name of registrant as specified in its charter)
      ------------------------------------------------------

                 Commission File Number: 0-27161

  Nevada, U.S.A.                              91-1976310
  (State or other jurisdiction of           (I.R.S. Employer
  incorporation or organization)           Identification No.)


     509 Madison Avenue, 16th Floor, New York, New York 10022
             (Address of principal executive offices)

                          (212) 201-1855
         (Issuer's telephone number, including area code)


              PAYFORVIEW MEDIA GROUP HOLDINGS CORP.
       (Former name, former address and former fiscal year,
                  if changed since last report)

  Item 2: Acquisition or Disposition of Assets

       On February 19, 2002, the Company announced that it had agreed to complete the purchase of James Barclay Alan, Ltd. (formerly Bermondsey Investments, Ltd)in exchange for 5,000,000 shares of its restricted common stock. Upon completion of the transaction, former shareholders of James Barclay Alan, when aggregated, will own approximately 42 per cent of the equity of the Company. The Company effected a name and symbol change on February 22, 2002, the new symbol being JBAI and the name changed to James Barclay Alan, Inc.

       The acquisition was conditioned upon the continued employment of Marc Pitcher, who will remain as General
  Manager Merchant Banking Division, and the engagement of Rodney Gelineau as President of the Company.

       Audited financial statements of James Barclay Alan,
  Ltd. will be provided within 60 days from the filing of this notice, along with suitable pro forma financial information.

       Pursuant to the requirements of the Securities Exchange
  Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated: February 26, 2002


  /s/ Rodney Gelineau
  Rodney Gelineau, President and Chief Executive Officer

  /s/ Marc Pitcher
  Marc Pitcher, General Manager, Director

  /s/ Rick Marech
  Rick Marech, Secretary and Director

  /s/ George Mellides
  George Mellides, Chief Financial Officer